                             AMENDMENT NO. 4 TO GUARANTY


          AMENDMENT NO. 4 ("Amendment No. 4"), dated as of August 25, 1998, from SILICON GRAPHICS, INC., a Delaware corporation (the "GUARANTOR"), to VIRTUAL FUNDING, LIMITED PARTNERSHIP, a Delaware limited partnership (the "Lessor").

          WHEREAS, the Lessor and Silicon Graphics Real Estate, Inc. entered into an Agreement for Lease dated as of November 18, 1993, as amended by Amendment No. 1 to Agreement for Lease dated as of March 15, 1995; and

          WHEREAS, the Lessor and Silicon Graphics Real Estate, Inc. entered into a lease Agreement dated as of November 18, 1993, as amended by Amendment No. 1 to Lease Agreement dated as of March 15, 1995 and Amendment No. 2 to Lease Agreement dated as of July 1, 1996 (as amended, the "LEASE AGREEMENT"); and

          WHEREAS, the Guarantor and the Lessor entered into a Guaranty, dated as of November 18, 1993, as amended by Amendment No. 1 to Guaranty dated as of March 15, 1995, Amendment No. 2 to Guaranty dated as of March 7, 1997 and Amendment No. 3 to Guaranty dated as of May 29, 1998 (as amended, the "Guaranty"); and

          WHEREAS, the Lessor, with the consent of the Guarantor, assigned and pledged to The Dai-Ichi Kangyo Bank, Limited, New York Branch, as collateral agent (in such capacity, the "Agent") all of its rights, title and interest in, to and under the Guaranty; and

          WHEREAS, the Guarantor and the Lessor now desire to amend further the Guaranty as set forth herein.

          NOW, THEREFORE, in consideration of the mutual covenants herein contained and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

          1. Section 3 of the Guaranty is hereby amended by the addition of the following to the second paragraph thereof, immediately prior to the last sentence of said paragraph:

          Accordingly, the Guarantor waives all rights and defenses that the Guarantor may have because the Obligations are secured by real property. This means, among other things: (i) the Lessor may collect from the Guarantor without first foreclosing on any real or personal property collateral pledged by the Guaranteed Subsidiaries; and (ii) if the Lessor forecloses on any real property collateral pledged by the Guaranteed Subsidiaries: (a) the amount of the debt may be reduced only by the price for which the collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and
          (b) the Lessor may collect from the Guarantor even if the Lessor, by foreclosing on the real property collateral, has destroyed any right the Guarantor may have to collect from the Guaranteed Subsidiaries. This is an unconditional and


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

          irrevocable waiver of any rights and defenses the Guarantor may have because the Obligations are secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure.

          2. Section 11(d) of the Guaranty is hereby amended by deleting the last sentence thereof in its entirety and inserting in its place the following:

          The Guarantor shall deliver to the Lessor promptly, and in any event not more than 100 days after the end of each fiscal year of the Guarantor, and in any event not more than 60 days after the end of each fiscal quarter of the Guarantor (other than the last fiscal quarter), a certificate of an appropriate officer of the Guarantor (a "COMPLIANCE CERTIFICATE") setting forth the calculations and/or information in respect of (1) the Guarantor's Consolidated Tangible Net Worth as of the end of such fiscal period, determined in accordance with this Section 11(d), (2) the Guarantor's Fixed Charge Coverage Ratio (as defined in Section 11 (e)) as of the end of such fiscal period, determined in accordance with Section 11 (e) hereof in respect of the Measurement Period then ended and in respect of the fiscal quarter then ended, (3) for so long as the Guarantor is required to comply with the terms of Section 11 (f) hereof, the Guarantor's Quick Ratio (as defined in Section 11(f) determined as of the end of such fiscal quarter, in accordance with Section 11(f) hereof, (4) for so long as the Guarantor is required to comply with the terms of Section 11 (h) hereof, the Guarantor's Liquid Assets (as defined in Section 11 (h)), determined as of the end of each such fiscal quarter, in accordance with Section 11(h) hereof, (~) the Guarantor's Operating Losses (as defined in Section 11 (i)) determined at the end of each such fiscal quarter and (6) any purchases, redemptions or acquisitions by Guarantor or any of its subsidiaries of the capital stock of the Guarantor other than the type described in clause (ii) of Section 11(h) hereof made during such fiscal period.

          3.   Section 11(e) of the Guaranty is hereby amended by deleting
Section 11(e) in its entirety and inserting in its place the following:

          (e) FIXED CHARGE COVERAGE RATIO. The Guarantor shall not permit, for each Measurement Period set forth below, the Fixed Charge Coverage Ratio to be less than the ratio set forth opposite such Measurement
          Period:

                                                     Fixed Charge
          Measurement Period Ending                 Coverage Ratio
          -------------------------                 --------------
               June 30, 1999                           1.5 : 1.0
               September 30, 1999                      2.5 : 1.0
               December 31, 1999                       3.0 : 1.0
               March 31, 2000 and each Measurement     3.5 : 1.0
                 Period thereafter

          For purposes hereof, the term "Fixed Charge Coverage Ratio" means, for any Measurement Period, determined on a consolidated basis in accordance with generally accepted accounting principles ("GMP"), the ratio of (i) the sum of the Guarantor's earnings before interest expense, rent expense, income taxes, depreciation, amortization and non-recurring charges (i.e., restructuring and merger related charges) for such Measurement Period, but including interest income for such Measurement Period, TO (ii) all obligations of the Guarantor paid in such Measurement Period in respect of interest expense and rent expense. For purposes hereof, the term "Measurement Period" means, with respect to any fiscal quarter of the Guarantor, the period of four fiscal quarters ending on the last day of such fiscal quarter.

          4.   Section 11(g) of the Guaranty is hereby amended by deleting
Section 11(g) in its entirety and inserting in its place the following:

          (g) COVENANT AMENDMENT. Notwithstanding anything to the contrary set forth in Sections 11 (e), 11 (f) and 11 (h) hereof, (i) upon the occurrence of two consecutive Measurement Periods for which the Guarantor's Fixed Charge Coverage Ratio equals or exceeds 3.5:1.0 as shown in the Compliance Certificates delivered in respect of such Measurement Periods, then automatically without any further notice to or by any party, (A) the terms and provisions of Section 11(f) hereof shall immediately have no further force or effect, the Guarantor having no further obligation to comply with the terms thereof and (B) the required Fixed Charge Coverage Ratio for each remaining Measurement Period set forth in Section 11(e) hereof shall immediately be amended to be 3.5:1.0 and (ii) upon the occurrence of any one Measurement Period for which the Guarantor's Fixed Charge Coverage Ratio equals or exceeds 3.5:1.0, as shown in a Compliance Certificate delivered in respect of such Measurement Period, then automatically without any further notice to or by any party, the terms and provisions of Section 11(h) hereof shall immediately have no further force or effect, the Guarantor having no further obligation to comply with the terms thereof.

          5. Section 11(h) of the Guaranty is hereby renumbered as Section 11(k) and new Sections 11(h), 11(i) and 11(j) are hereby added to Section 11 of the Guaranty as follows:

          (h) MINIMUM LIQUID ASSETS. The Guarantor shall not permit its Liquid Assets at any time to be less than $350 000,000. For purposes hereof, the term "Liquid Assets" means, on a consolidated basis in accordance with GMP, all of the Guarantor's unrestricted and unencumbered cash, cash equivalents and short-term marketable investments (defined as current assets in accordance with GMP) and other short-term marketable investments.

          (i) OPERATING LOSSES. The Guarantor shall not permit its Operating Losses for each fiscal quarter ended on the date set forth below to exceed


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

          the sum of (i) one-half of the Unused Allowances for such fiscal quarter and (ii) the amount set forth opposite each such fiscal quarter:

               September 30, 1998       $150,000,000
               December 31, 1998        $75,000,000
               March 31, 1999           S25,000,000

          For purposes hereof, the term "Operating Losses" means on a consolidated basis, the operating losses of the Guarantor determined in accordance with GMP and consistent with the calculation of Operating Losses shown as a separate line item on the financial statements and balance sheet previously delivered to the Banks (but in any event, excluding those restructuring and merger related changes shown as a separate line item on the income statement(s) of the Guarantor previously delivered to the Banks). For purposes hereof, "Unused Allowances" means (a) with respect to the fiscal quarter ending September 30, 1998, 0 and (b) with respect to the fiscal quarters ending December 31, 1998 and March 31, 1999, as of the last day of each such fiscal quarter, the sum of the excess, if any, of the Operating Loss limitation set forth in this Section 11(i) for each fiscal quarter ending prior to such date over the actual Operating Losses for the corresponding prior fiscal period.

          (j) MORTGAGES. On or before December 31, 1998, the Guarantor shall:

          (i) cause the Lessee to execute, deliver and cause the recording of a [memorandum of lease and leasehold deed of trust and security agreement] in form and substance reasonably satisfactory to the Lessor and the Agent encumbering the Lessee's leasehold interests arising under the Lease Agreement in respect of each Property subject to the Lease Agreement;

          (ii) cause the delivery to the Lessor of a title insurance policy or endorsement to the Lessor's existing title insurance policy in form and substance satisfactory to the Lessor; and

          (iii) cause the delivery of an opinion of counsel to the Lessee and the Guarantor in form and substance satisfactory to the Company and the Agent regarding such makers as the Company may request.

          6. The Guarantor hereby agrees to deliver to the Lessor on the date hereof a certificate dated the date of this Amendment No. 4, from the Secretary or Assistant Secretary of the Guarantor certifying (i) as to the incumbency and signature of each officer of the Guarantor authorized to execute and deliver this Amendment No. 4, (ii) that attached thereto are true and complete copies of the Restated Certificate of Incorporation and By-Laws of the Guarantor as in full force and effect on the date of this Amendment No. 4 and
(iii) that attached thereto is a true and complete copy of the resolutions of the Board of Directors of the Guarantor authorizing the execution, delivery and performance of this Amendment No. 4 and the transactions contemplated hereby, together with a certificate of another officer of the Guarantor as to the incumbency and signature of such Secretary or Assistant Secretary.

          7. The Guarantor hereby represents and warrants that each of the representations and warranties made in Section 4 of the Guaranty (as amended by this Amendment No. 4) are Accurate and Complete with the same force and effect as though made on and as of the date of this Amendment No. 4, except to the extent that any such representations or warranties expressly relate to an earlier date, in which case, such representations and warranties were Accurate and Complete on and as of such earlier date.

          For purposes of this paragraph, the term "Accurate and Complete" means, when referring to any representation or warranty, that such representation and warranty is true in all material respects and that the Guarantor has not failed to disclose to the Lessor in writing any fact which if not disclosed to the Lessor would make the facts actually stated materially misleading.

          8. The Lessor hereby waives, with the consent of the Agent on behalf of the Majority Banks, compliance by the Guarantor with the Fixed Charge Coverage Ratio as of June 30, 1998 and any Potential Default or Event of Default (as defined in the Lease Agreement) arising out of such non-compliance.

          9. The Guarantor agrees to pay or cause to be paid to the Lessor all costs and expenses incurred by the Lessor (including the fees and expenses of its counsel and the costs and expenses incurred by The Dai-Ichi Kangyo Bank, Limited, as agent for the Lessor's lenders) in connection with the preparation, execution and delivery of this Amendment No. 4 and the other documents to be executed and delivered in connection herewith.

          10. Except as expressly modified and amended hereby, the Guaranty remains unchanged and in full force and effect in all respects. As expressly modified and amended hereby, the Guarantor hereby affirms the Guaranty in all respects.

          11. THIS AMENDMENT NO. 4 SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          12. This Amendment No. 4 may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Amendment No. 4.


                          [signatures begin on next page]


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


          IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 4 to be executed as of the date first above written.

                                     SILICON GRAPHICS, INC.,
                                       as Guarantor


                                     By:   /s/ Steve Gomo
                                        ---------------------------------------
                                             Name:  Steve Gomo
                                             Title: Senior Vice President,
                                                     Chief Financial Officer


                                     By:   /s/ Robert Saltmarsh
                                        ---------------------------------------
                                             Name:  Robert Saltmarsh
                                             Title: Vice President, Treasurer




Acknowledged and Agreed:

VIRTUAL FUNDING, LIMITED PARTNERSHIP

By:  Virtual Capital, Inc.,
     General Partner



     By:
        ----------------------------
          Name:
          Title:


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